UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2005
S1 CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-24931	58-2395199
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3500 Lenox Road, Suite 200, Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (404) 923-3500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

SIGNATURES
EXHIBIT INDEX
EX-99.1 PRESS RELEASE

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On July 24, 2005, the Board of Directors (the “Board”) of S1 Corporation (the “Company”) appointed the Company’s co-founder and Chairman, James “Chip” S. Mahan III, as chief executive officer, replacing Jaime W. Ellertson. Mr. Mahan’s appointment and Mr. Ellertson’s termination are effective immediately. There is no arrangement or understanding pursuant to which Mr. Mahan was appointed chief executive officer and there are no family relationships between any director or executive officer of the Company and Mr. Mahan. [The Company previously entered into an employment agreement with Mr. Mahan, dated April 30, 2001, the terms of which remain unchanged. Mr. Ellertson will continue to serve as a director of the Company.
     Mr. Mahan, age 54, has served as Chairman of the Board since November 2000 and as a director since 1995. He served as Chief Executive Officer from 1995 until Mr. Ellertson assumed that position in November 2000. He served as President from June 1998 until August 2000. He also served as the Chairman of the Board from February 1999 until November 1999. Mr. Mahan was the Chairman of the Board and Chief Executive Officer of Cardinal Bancshares, Inc., as well as some of its subsidiaries, from November 1987 until September 1996. Mr. Mahan is a director of Yodlee, Inc., Midtown Bank & Trust Company, Lydian Trust Company, American Consulting Engineers, Magnolia Credit Corporation and WebSideStory, Inc.
     As of June 30, 2005, S1 owned approximately 27% of Yodlee, Inc.’s outstanding common and preferred shares. In 2004, we invested an additional $1.5 million in Yodlee. S1 entered into a sales representation agreement and a data center agreement with Yodlee in 2001. In connection with that arrangement, S1 made a nonrefundable prepayment of $10.0 million to Yodlee. The sales representation agreement expired on July 15, 2005. Through December 31, 2004, S1 had recouped approximately $2.9 million from S1’s customers and Yodlee under this agreement. Under the data center agreement, S1 agreed to provide Yodlee with certain data center services for a fee. During 2003 and 2004, S1 provided data center services in the amounts of $0.5 million and $0.4 million, respectively, for Yodlee under this agreement. The data center agreement renews annually in January. At December 31, 2003 and 2004, S1 had receivables from Yodlee of $0.1 million and $0.1 million, respectively, for services performed under this agreement.
     A copy of the related press release issued by the Company, which is incorporated by reference in this Item 5.02 in its entirety and made a part hereof, is filed as Exhibit 99.1 to this report.
Item 9.01 – Financial Statements and Exhibits.
(c)   Exhibits.

Exhibit No.	Description
99.1	Press release dated July 25, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S1 CORPORATION (Registrant)

/s/ Richard P. Dobb
Richard P. Dobb Vice President, General Counsel and Secretary

Date: July 27, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated July 25, 2005.